UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

5.02(d)

Effective July 23, 2021, the Board appointed Shane McMahon as Executive Chairman of Ideanomics, Inc. (the “Company”). In connection with such appointment the Board approved a grant of 250,000 shares of restricted stock which vest immediately and an annual compensation of $750,000. The annual compensation shall consist of $250,000 in cash and $500,000 in shares of common stock. Mr. McMahon previously served as non-executive Vice-Chairman and has served as a board member of the Company since July 2010.

Effective July 23, 2001, the Board appointed James Cassano as Non- Executive Vice-Chairman. In connection with such appointment the Board approved a grant of 450,000 shares of restricted stock which vested immediately and an annual compensation of $175,000 in cash. Mr. Cassano has served as a board member of the Company since January 11, 2008.

5.02(e)

Effective July 23, 2021, the Company agreed (i) to increase the base salary for Mr. Alfred Poor, the Company’s Chief Executive Officer, to $850,000 and to (ii) to increase the base salary for Mr. Conor McCarthy, the Company’s Chief Financial Officer, to $525,000. The employment agreements for each of Mr. Poor and Mr. McCarthy otherwise remain in their current form, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: July 29, 2021	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer